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                                                                  EXHIBIT (j)(1)


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated October 10, 2000 and October 13, 2000 for the Van Kampen Tax Managed Equity Growth Fund and the Van Kampen Technology Fund, respectively, in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Equity Trust II filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-75493) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-9279).


                                                           /s/ ERNST & YOUNG LLP
                                                               -----------------
                                                               ERNST & YOUNG LLP

Chicago, Illinois
December 15, 2000